                                                       EXHIBIT A
                                                       ---------







     -------------------------------------------------------

                 INTERLINE RESOURCES CORPORATION

                               AND

                        MAURICE D. SABBAH
                  -----------------------------

                           $1,000,000

        9-1/2% SENIOR SECURED NOTE DUE SEPTEMBER 1, 1996

                  -----------------------------


                     NOTE PURCHASE AGREEMENT

                    DATED AS OF JULY 19, 1996


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

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                        TABLE OF CONTENTS

Article I    Authorization and Issuance of Note...................... 1
             Section 1.1  Authorization.............................. 1
             Section 1.2  Issuance and Sale of Note.................. 1
                          (a)  Sale of the Note...................... 1
                          (b)  Closing Date; Delivery of Note,
                                Pledge Agreement and Guaranty........ 1
                          (c)  The Purchaser's Representation........ 1
             Section 1.3  Old Notes.................................. 2

Article II   Representations and Warranties of Company............... 2
             Section 2.1  Organization............................... 2
             Section 2.2  Authorization.............................. 2
             Section 2.3  No Contravention........................... 3
             Section 2.4  Litigation................................. 3
             Section 2.5  Financials................................. 3
             Section 2.6  Consents................................... 3
             Section 2.7  Proceeds of Note........................... 4
             Section 2.8  ERISA...................................... 4
             Section 2.9  Income Tax Returns......................... 4
             Section 2.10 Investment Company......................... 4
             Section 2.11 Principal Executive Office................. 4
             Section 2.12 No Solicitation............................ 4
             Section 2.13 SEC Filings................................ 4
             Section 2.14 Obligations to Register.................... 5
             Section 2.15 Compliance With Environmental Laws......... 5
             Section 2.16 Disclosure................................. 5
             Section 2.17 Solvency................................... 5

Article III  The Loans and the Note.................................. 6
             Section 3.1  Commitment to Make the Loans............... 6
             Section 3.2  Method of Borrowing........................ 6
             Section 3.3  Use of Proceeds............................ 6
             Section 3.4  Note....................................... 6
             Section 3.5  Conditions to Loans........................ 7
             Section 3.6  Payment.................................... 7
             Section 3.7  Limitation On Interest..................... 7
             Section 3.8  Optional Prepayment........................ 8
             Section 3.9  Mandatory Prepayment....................... 8

Article IV   Affirmative Covenants of Company........................ 8
             Section 4.1  Preservation of Franchises and Existence... 8
             Section 4.2  Payment of Taxes and Other Charges......... 8
             Section 4.3  Commission and Stock Exchange Filings...... 8
             Section 4.4  Notice of Certain Events................... 9

                               (i)

             Section 4.5  Compliance With Laws....................... 9
             Section 4.6  Securities Act Registration Statements..... 9
             Section 4.7  Use of Proceeds of New Financings.......... 9

Article V    Negative Covenants...................................... 9
             Section 5.1  Indebtedness............................... 9
             Section 5.2  Liens...................................... 9
             Section 5.3  Dividend Payments..........................10
             Section 5.4  Transactions With Affiliates...............10
             Section 5.5  Limitations on Capital Expenditures........10
             Section 5.6  No Mergers, Etc............................10
             Section 5.7  Liabilities; Contracts.....................11
             Section 5.8  Representations and Warranties.............11
             Section 5.9  Employment Arrangements....................11
             Section 5.10 Negotiations and Agreements................11

Article VI   Events of Default and Remedies..........................11
             Section 6.1  Events Of Default..........................11
                          (a)  Nonpayment of the Note................11
                          (b)  Nonpayment of Old Notes...............11
                          (c)  Negative Covenants....................12
                          (d)  Other Covenants.......................12
                          (e)  Misrepresentations....................12
                          (f)  Voluntary Bankruptcy and Insolvency
                                Proceedings..........................12
                          (g)  Adjudication of Bankruptcy............12
                          (h)  Breach of Stock Purchase Agreement....12
                          (i)  Breach of Pledge Agreement............12
                          (j)  Breach of Old Note Purchase
                                Agreements...........................13
             Section 6.2  Acceleration Of Maturity...................13
             Section 6.3  Other Remedies.............................13
             Section 6.4  Conduct No Waiver, Collection Expenses.....13
             Section 6.5  Remedies Cumulative........................13
             Section 6.6  Cooperation By The Company.................13

Article VII  Miscellaneous...........................................14
             Section 7.1  Amendments and Waivers.....................14
             Section 7.2  Integration................................14
             Section 7.3  Successors and Assigns.....................14
             Section 7.4  Reliance On and Survival Of Various
                           Provisions................................14
             Section 7.5  Notices and Other Communications...........17
             Section 7.6  Governing Law..............................15
             Section 7.7  Table of Contents and Headings.............15
             Section 7.8  Counterparts...............................15
             Section 7.9  Expenses...................................15

                              (ii)

Article VIII Definitions.............................................15

EXHIBITS

EXHIBIT A      Form of 9-1/2% Senior Secured Note
EXHIBIT B      Form of Pledge Agreement
EXHIBIT C      Form of Guaranty
EXHIBIT D      Form of Borrowing Request
EXHIBIT E      Form of Borrowing Compliance Certificate

                              (iii)

                     NOTE PURCHASE AGREEMENT


     NOTE PURCHASE AGREEMENT, dated as of July 19, 1996 (this "Agreement"), between INTERLINE RESOURCES CORPORATION, a Utah corporation (the "Company"), INTERLINE ENERGY SERVICES, INC. and MAURICE D. SABBAH, an individual residing in the State of North Carolina (the "Purchaser").

     The Company and the Purchaser agree as follows:


                            ARTICLE I

               AUTHORIZATION AND ISSUANCE OF NOTE

     SECTION 1.1    AUTHORIZATION.  The Company has duly
authorized the issuance of a 9-1/2% Senior Secured Note due
September 1, 1996 in the aggregate principal amount of $1,000,000 (the "Note"). The Note shall be substantially in the form of Exhibit A hereto.

     SECTION 1.2    ISSUANCE AND SALE OF NOTE.  (a)    SALE OF
THE NOTE. Subject to the terms hereof, the Company agrees to sell, and the Purchaser agrees to purchase, on the Closing Date, the Note at a price equal to 100% of the principal amount of the Note, payable in immediately available funds in accordance with
Section 3.2.

          (b) CLOSING DATE; DELIVERY OF NOTE, PLEDGE AGREEMENT AND GUARANTY. The date for the purchase and sale of the Note hereunder shall be July 19, 1996 (the "Closing Date"). Purchase and sale of the Note shall occur on the Closing Date, at such place as the parties hereto may designate. On the Closing Date, the Company will deliver or cause to be delivered to the Purchaser, against payment of the purchase price therefor,
(i) the Note, duly executed by the Company and dated the Closing Date, (ii) a duly executed Pledge Agreement in the form of Exhibit B hereto (the "Pledge Agreement"), (iii) a duly executed guaranty in the Form of Exhibit C hereto (the "Guaranty") and
(iv) all other documents and instruments required to be delivered hereunder or under the documents referred to in clauses (i) through (iv) above.

          (C) THE PURCHASER'S REPRESENTATION. The Purchaser represents to the Company that he is acquiring the Note for his own account for investment and not with a view to any public distribution thereof and will not sell or offer to sell the Note in violation of any of the registration requirements of the Securities Act. The Purchaser hereby consents to the imposition of legends substantially similar to the following on the Note, and the Purchaser agrees to abide by the restrictions contained therein:

          "THE DEBT REPRESENTED BY THIS NOTE HAS NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933, AS AMENDED OR APPLICABLE STATE
          SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE
          SOLD,

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                              - 2 -

          TRANSFERRED, PLEDGED, HYPOTHECATED OR
          OTHERWISE DISPOSED OF IN THE ABSENCE OF
          REGISTRATION UNDER SUCH ACT AND SUCH LAWS OR
          PURSUANT TO AN EXEMPTION THEREFROM."

     SECTION 1.3 OLD NOTES. As an inducement to, and as further consideration for, the Purchaser purchasing the Note, the Company agrees to further secure and collateralize (i) the full outstanding principal amount and unpaid interest on the $250,000 10% Senior Convertible Note (the "1994 Note") purchased by the Purchaser pursuant to a Note Purchase Agreement dated as of June 30, 1994, as amended, (the "1994 Note Purchase Agreement"),
(ii) the full outstanding principal amount and unpaid interest on the $2,500,000 9-1/4% Senior Secured Note (the "May 1996 Note") purchased by the Purchaser pursuant to a Note and Warrant Purchase Agreement dated as of May 15, 1996 (the "1996 Purchase Agreement"), (iii) the full outstanding principal amount and any unpaid interest on the $1,500,000 6% Senior Secured Note (the "1996 Note" and, together with the 1994 Note and the May 1996 Note, the "Old Notes") purchased by the Purchaser pursuant to a Note Purchase Agreement dated as of February 29, 1996, as amended, (the "1996 Note Purchase Agreement" and, together with the 1994 Note Purchase Agreement and the 1996 Purchase Agreement, the "Old Note Purchase Agreements") and (iv) the other obligations of the Company under this Agreement and the Old Note Purchase Agreements in each case as set forth in the Pledge Agreement. The Purchaser and the Company hereby agree that the terms and conditions of the Old Notes shall remain unmodified.


                           ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF COMPANY

     The Company hereby represents and warrants as follows:

     SECTION 2.1 ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah, is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its properties, business or condition (financial or otherwise), and has the corporate power and authority and all necessary licenses and permits to carry on its present business as now conducted, except where the failure to have any such licenses and permits would not have a material adverse effect on its properties, business or condition (financial or otherwise), and to enter into and perform its obligations under this Agreement, the Note and the Pledge Agreement.

     SECTION 2.2 AUTHORIZATION. The Agreement, the Note and the Pledge Agreement have each been duly authorized, executed and delivered by the Company and IES (in respect of this Agreement), and each of them constitutes a legal, valid and binding obligation of the Company, enforceable against the Company and IES (in respect of this Agreement) in accordance with its terms.

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                              - 3 -

     SECTION 2.3 NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement, the Note, and the Pledge Agreement and compliance by the Company with all of the provisions hereof and thereof do not and will not contravene any law or any order of any court or governmental authority or agency applicable to or binding on the Company or any of its properties, or contravene the provisions of, or constitute a default (or event of default) with or without the passage of time, by the Company under, or result in the creation of any Lien upon the property of the Company under its Certificate of Incorporation or by-laws or any material indenture, mortgage, contract or other agreement or instrument to which the Company is a party, or by which the Company or any of its property is bound or affected.

     SECTION 2.4 LITIGATION. Except as disclosed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would reasonably be likely to have a material adverse effect on the properties, business, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations under this Agreement, the Note, and the Pledge Agreement. The Company is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

     SECTION 2.5 FINANCIALS. The Company has provided to the Purchaser the audited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries, for the fiscal years ended December 31, 1992, 1993, 1994 and 1995 (collectively, the "Financial Reports"). The Financial Reports were prepared in conformity with generally accepted accounting principles, and fairly present the consolidated financial position of the Company and its Subsidiaries as of such date and the results of their consolidated operations for the period then ended. The Company has also provided to the Purchaser the unaudited consolidated balance sheets, and consolidated statement of operations of the Company and its Subsidiaries, for the fiscal quarter ended
March 31, 1996 (the "Quarterly Report"). The Quarterly Report was prepared in accordance with generally accepted accounting principles, and fairly presents the consolidated financial position of the Company and its Subsidiaries as of such date and the results of their consolidated operations for the period then ended.

     SECTION 2.6 CONSENTS. Neither the nature of the Company or its businesses or properties, nor any relationship between the Company and any other Person, nor any circumstances in connection with the execution, delivery and performance of this Agreement, the Note, or the Pledge Agreement is such as to require a consent, approval or authorization of any Person or governmental authority, or filing, registration or qualification with, any governmental authority on the part of the Company in connection with the execution, delivery and performance of this Agreement, the Note and the Pledge Agreement.

     SECTION 2.7 PROCEEDS OF NOTE. The proceeds from the sale of the Note will be used for repayment of indebtedness of the Company and its Subsidiaries in accordance with Section 3.3 hereof. None of the transactions contemplated by this Agreement or the Note will result in a violation of Section 7 of the Securities Exchange Act of 1934, or any regulations issued pursuant thereto, including without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11. None of the proceeds from the sale of the Note will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of such Act.

     SECTION 2.8 ERISA. The execution and delivery by the Company of this Agreement, the Note and the Pledge Agreement and the issuance and sale on the Closing Date of the Note will not involve any transaction which is subject to the prohibitions of
Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

     SECTION 2.9    INCOME TAX RETURNS.  Except as set forth on
Schedule 2.9, the Company has timely filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment made against the Company or any of its assets, and all other taxes, fees or other charges imposed on the Company by any governmental authority (other than taxes, fees or other charges the payment of which is being contested in good faith by the Company) and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges which could reasonably be expected to have a materially adverse effect on its ability to perform its obligations under this Agreement, the Note and the Pledge Agreement.

     SECTION 2.10 INVESTMENT COMPANY. Neither the Company nor any of its Affiliates is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or an "investment adviser" within the meaning of the Investment Company Act of 1940.

     SECTION 2.11 PRINCIPAL EXECUTIVE OFFICE. The principal executive office and place of business of the Company is located at 160 West Canyon Crest Drive, Alpine, Utah 84004. The Company is engaged in the oil and gas industry, including natural gas gathering, natural gas processing and oil well production and various research and development projects involving the re-refining of oil.

     SECTION 2.12 NO SOLICITATION. Neither the Company nor anyone acting on behalf of the Company will offer the Note, the Guaranty or any part thereof or any similar security for issue or sale to any prospective purchaser, or solicit any offer to acquire any Note, any Guaranty or any part thereof so as to bring the issuance and sale of the Note or the Guaranty within the provisions of Section 5 of the Securities Act.

     SECTION 2.13 SEC FILINGS. The Company has filed all forms, reports, and documents required to be filed with the Commission since December 31, 1992, and has heretofore made available to the Purchaser, in the form filed with the Commission, (i) its Annual Report on Form 10-KSB for the fiscal years ended December 31, 1992, 1993, 1994 and 1995, (ii) its Quarterly Report on Form 10-QSB for the periods ended March 31, 1996, March 31, 1995, June 30, 1995 and September 30, 1995,
(iii) all proxy statements relating to the Company's meeting of stockholders (whether annual or special) held since January 1, 1992, and (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above)

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                              - 5 -


filed by the Company with the Commission since December 31, 1992 (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 2.14 OBLIGATIONS TO REGISTER. The Company has not agreed to register any securities under the Securities Act, other than (i) pursuant to Article X of this Agreement or otherwise in respect of securities held by the Purchaser or (ii) pursuant to an agreement with any person who is a stockholder of the Company on the date hereof (and no stockholder has registration rights on terms more favorable to such stockholder than the rights of the Purchaser pursuant to Article X of this Agreement).

     SECTION 2.15 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company and its Subsidiaries are in compliance with all applicable statutes, rules, regulations and orders of all governmental authorities relating to environmental protection and pollution control, with respect to the conduct of their respective businesses and the ownership of their respective properties, except where such failure to comply will not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

     SECTION 2.16 DISCLOSURE. This Agreement, the Note, the Pledge Agreement, the Guaranty and all other documents, certificates, instruments, reports and statements furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and thereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which is having a material adverse effect, or which is reasonably likely to have a material adverse effect during the twelve month period commencing on the date hereof, on the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis, which has not been set forth in this Agreement, the Note, the Pledge Agreement, the Guaranty or in the other documents, instruments, certificates and statements previously furnished in writing to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby.

     SECTION 2.17 SOLVENCY. As of the Closing Date, and after taking into account the sale of the Note, the Company and its Subsidiaries, taken as a whole, are Solvent.


                           ARTICLE III

                     THE LOANS AND THE NOTE

     SECTION 3.1 COMMITMENT TO MAKE THE LOANS. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to make one or more loans (the

"Loans") to the Company during the period from the date hereof until August 10, 1996 (the "Commitment Period") in the aggregate maximum principal amount of $550,000 (the "Commitment") and, in the sole discretion of the Purchaser (without any obligation on his part), an additional $450,000. Each Loan shall be in the aggregate amount of not less than $50,000. The Commitment is not revolving in nature, and amounts borrowed under this Section 3.1 and repaid or prepaid may not be reborrowed.

     SECTION 3.2 METHOD OF BORROWING. The Company shall give the Purchaser notice in substantially the form attached hereto as Exhibit D (the "Borrowing Request") not later than 11:00 A.M. (Eastern Time) on the day which is at least five business days before the date of a proposed borrowing hereunder specifying the date on which it proposes to borrow (which shall be a business day) accompanied by the Borrowing Compliance Certificate (as defined in Section 3.3), including all attachments thereto, evidencing satisfaction of the conditions to the making of such Loan set forth in Section 3.5. The Purchaser shall (unless any applicable condition specified in this Agreement has not been satisfied) make the amount of the requested Loan available, in federal or other immediately available funds not later than 2:00 P.M. (Eastern Time) on the date so specified to the Designated Account.

     SECTION 3.3 USE OF PROCEEDS. The proceeds of each Loan shall be used exclusively for the repayment of Indebtedness of the Company or its Subsidiaries evidenced by the invoices or other documentation evidencing Indebtedness of the Company or any of its Subsidiaries (the "Invoices") accompanying the borrowing certificate relating to such Loan, which shall be in substantially the form of Exhibit E hereto (the "Borrowing Compliance Certificate"). In furtherance of the foregoing, prior to the Closing the Purchaser shall open an account with a bank selected by the Purchaser (the "Designated Account") and shall cause each of the Purchaser, Freddy H. Robinson and Charles Edelman (each a "Purchaser Signatory") to become authorized signatories with respect to the Designated Account. From the Closing Date until the date that the amount of Loans made hereunder equals the Commitment Amount (or such greater amount agreed to by the Purchaser) (the "Disbursement Period"), all Invoices shall be paid by means of a Company check which has been signed by a Purchaser Signatory and delivered by or at the direction of the Purchaser.

     SECTION 3.4 NOTE. All Loans made by the Purchaser pursuant to this Agreement shall be evidenced by the Note. On or prior to the date of the initial Loan, the Company shall deliver to the Purchaser the Note, payable with interest to the order of the Purchaser in the amount of the Commitment or such lesser amount as may be advanced thereunder and remains unpaid. The Purchaser shall, and is hereby authorized by the Company to, date the schedule attached to the Note the date of any Loan and insert the principal amount and endorse on such schedule an appropriate notation evidencing interest accrued and added to the outstanding principal balance and the date and amount of each repayment and any other information provided for on such schedule; provided, however, that the failure of the Purchaser to insert any such date or amount or set forth repayments and other information on such schedule shall not in any manner affect the obligation of the Company to repay the related loan in accordance with the terms of the Note and this Agreement. The Note shall mature on September 1, 1996.

     SECTION 3.5    CONDITIONS TO LOANS.  The obligation of the
Purchaser to make each Loan is subject to the satisfaction, on the date of each Loan, of the following conditions:

          (i)  receipt by the Purchaser of a duly executed
Borrowing Request;

          (ii) receipt by the Purchaser of a duly executed
Borrowing Compliance Certificate (including attachments) dated the date of the Loan;

          (iii) the fact that no Default has occurred and is continuing or would result from such Loan;

          (iv) the fact that the amount of the Loan does not exceed the amount of Invoices then currently due and payable and accompanying the Borrowing Compliance Certificate;

          (v) the fact that the amount of such Loan does not, together with all other Loans hereunder, exceed the Commitment;

          (vi) the fact that the Company and its Subsidiaries, taken as a whole, are Solvent; and

          (vii) receipt by the Purchaser of Company checks drawn on the designated account and payable in respect of each Invoice, duly executed by a Company Signatory.

Upon the making of each Loan, the Company shall be deemed to have remade as of such date each of the representations and warranties set forth in Article II hereof.

     All documents and opinions referred to in this Article III shall be in form and substance satisfactory to the Purchaser and its counsel.

     SECTION 3.6 PAYMENT. The principal of and interest on the Note shall be payable to the Purchaser c/o Fortress Re, Inc., 262 East Morehead Street, in Burlington, North Carolina 27215, in lawful money of the United States of America, against presentment of the Note.

     SECTION 3.7 LIMITATION ON INTEREST. No provision of this Agreement or of the Note shall require the payment or permit the collection of interest in excess of the maximum which is permitted by law. If any such excess interest is provided for herein or in the Note, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in the Note to the contrary notwithstanding.

     SECTION 3.8 OPTIONAL PREPAYMENT. The principal amount of the Note outstanding from time to time shall be subject to prepayment, at the option of the Company, in whole or in part, without premium. Any prepayment shall be made together with accrued and unpaid interest thereon to the prepayment date. Any prepayment shall be made first in respect of the Note before any of the Old Notes are repaid.

     SECTION 3.9 MANDATORY PREPAYMENT. All proceeds received by the Company in respect of the sale of any capitalized asset of the Company or any of its Subsidiaries (net of selling costs and the amount of any indebtedness required to be repaid upon the sale of such asset under the current terms of indebtedness relating to such asset), within five business days of the receipt of such proceeds, shall be applied first to the repayment of the outstanding principal of, accrued interest on and any other amounts payable in respect of the Note or this Agreement and, after the repayment in full of such obligations, shall be applied to the repayment of the outstanding principal of, accrued interest on and any other amounts payable in respect of, the Old Notes. Without limiting the foregoing, the proceeds of the pending sale of well draw facilities to Western Gas Resources, Inc. shall be used to repay the Note.

                            ARTICLE IV

                AFFIRMATIVE COVENANTS OF COMPANY

     The Company covenants and agrees that, from the date hereof until the Note has been paid in full:

     SECTION 4.1 PRESERVATION OF FRANCHISES AND EXISTENCE. Except as otherwise permitted by this Agreement, the Company will
(i) maintain its corporate existence, rights and franchises in full force and effect, and (ii) cause each of its Subsidiaries to maintain its corporate existence, rights and franchises in full force and effect.

     SECTION 4.2 PAYMENT OF TAXES AND OTHER CHARGES. The Company will pay, and will cause each of its Subsidiaries to pay, when due (i) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including without limitation such as may arise under Section 4062, 4063 or 4064 of ERISA or any similar provisions of law), and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any of its properties.

     SECTION 4.3 COMMISSION AND STOCK EXCHANGE FILINGS. As soon as practicable prior to the filing or distribution thereof (but in no event later than two business days prior to the proposed date of the filing or distribution thereof), the Company will deliver to the Purchaser a copy of (i) all regular or periodic reports which the Company or any of its Subsidiaries propose to file with the Commission or any national securities exchange, and (ii) all reports, proxy statements and financial statements proposed to be delivered or sent by the Company to its stockholders or by any of its Subsidiaries to its stockholders other than the Company.

     SECTION 4.4 NOTICE OF CERTAIN EVENTS. The Company agrees to provide written notice to the Purchaser immediately upon the occurrence of any event having a material adverse effect on the Company's business or operations or upon the Purchaser's rights under this Agreement or the Note.

     SECTION 4.5 COMPLIANCE WITH LAWS. The Company will, and will cause its Subsidiaries to, comply with all applicable statutes, rules, regulations and orders of all governmental authorities, with respect to the conduct of its business and the ownership of its properties, if failure to so comply, individually or in the aggregate, may have a material adverse effect on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

     SECTION 4.6 SECURITIES ACT REGISTRATION STATEMENTS. The Company covenants that it will not file any registration statement under the Securities Act or any comparable statement under any similar federal statute then in force, covering any public offering of debt or equity securities, unless the Company shall first have given to the Purchaser notice thereof. The Company covenants that it will give the Purchaser prior written notice of the proposed filing of any registration statement pursuant to the requirements of Section 12 of the Exchange Act relating to any class of securities of the Company or any application to register such securities.

     SECTION 4.7 USE OF PROCEEDS OF NEW FINANCINGS. The Company agrees that it shall use all proceeds (net of selling costs) of any equity or debt financings by it or any of its Subsidiaries (other than refinancings of existing indebtedness in the amount of such indebtedness, and financings for capital expenditures to the extent permitted by Section 5.6), within five business days of the receipt of such proceeds.


                            ARTICLE V

                       NEGATIVE COVENANTS

     The Company covenants and agrees that, except as contemplated by this Agreement, from the date hereof until the Note has been paid in full:

     SECTION 5.1 INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, incur any Indebtedness, exceeding $25,000 in the aggregate, other than Indebtedness which is junior to the Note and the Old Notes in right of payment, or indebtedness to trade creditors or for accounts payable incurred in the normal course of business.

     SECTION 5.2 LIENS. The Company will not, and will not permit its Subsidiaries to, create, incur or suffer to exist, any Lien upon any of the property, real, personal or mixed, tangible or intangible, of the Company or its Subsidiaries, which secures Indebtedness, singly or in the aggregate, in an amount greater than $25,000.

     SECTION 5.3 DIVIDEND PAYMENTS. The Company will not, and will cause each of IES, Gagon Brothers Mechanical Contractors, Inc. ("Gagon"), NRG Fuels, Inc. ("NRG"), Interline Hydrocarbon Inc. ("IHI"), and Interline Crude Gathering Company ("ICGC") not to, declare or authorize or commit to pay any dividends or other distributions on any equity securities issued by the Company, IES, Gagon, NRG, IHI or ICGC whether in cash, property, securities or otherwise, and whether by dividend, repurchase, redemption, reclassification or otherwise (except for dividends by the Company in the form of common stock).

     SECTION 5.4 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, (i) make any loan or advance or otherwise extend credit to any of their respective Affiliates, or (ii) enter into any other transaction with any of their respective Affiliates, in each such case, upon terms and conditions less favorable to the Company or its Subsidiaries than the terms and conditions which would apply in a similar transaction with a person other than such Affiliate; provided, however, that the Company may advance funds to IHI in an aggregate amount (together with all amounts advanced to IHI from January 1, 1996 to the date hereof) not to exceed $1,100,000
 . Neither the Company nor any of its Subsidiaries will pay or commit to pay cash compensation on an annualized basis to Michael Williams aggregating more than the total cash amounts paid to Mr. Williams during 1995.

     SECTION 5.5 LIMITATIONS ON CAPITAL EXPENDITURES. Except as set forth on Schedule 5.5, the Company and its Subsidiaries shall not spend or commit to spend more than $25,000 in the aggregate in respect of "Capital Expenditures" (other than expenditures which the Company and its Subsidiaries, as of the date hereof, are irrevocably contractually committed to make and which are not avoidable without substantial monetary penalty). As used herein, the term "Capital Expenditures" means any expenditures which, in accordance with generally accepted accounting principles, are not categorized as expenses and, without limiting the foregoing, shall include any investments in equity or debt securities or partnership interests and any expenditures which must be amortized under generally accepted accounting principles (including expenditures for plant, equipment, additions or improvements thereto). The Company and its Subsidiaries shall not alter in any way their business practices in effect prior to the date hereof in order to convert what in accordance with past practice would have resulted in Capital Expenditures into an expense, such as rental or lease fees for plant or equipment, or otherwise structure transactions in order to circumvent the objectives of this Section.

     SECTION 5.6 NO MERGERS, ETC. The Company will not, and will not permit any of its Subsidiaries to (i) consolidate or merge with any entity, (ii) issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock or other securities (including debt securities) of any class or series, including, without limitation, securities exchangeable for or convertible into capital stock or any calls, commitments, rights, warrants or options to acquire any securities or capital stock, (iii) sell, lease, or otherwise dispose of assets having a value, singly or in the aggregate, in excess of $25,000, (iv) liquidate or dissolve, or (iv) agree or otherwise commit to do any of the foregoing.

     SECTION 5.7 LIABILITIES; CONTRACTS. The Company will not, and will not permit any Subsidiary to, pay, discharge or satisfy any claims or liabilities, whether or not absolute, accrued, contingent, determined or determinable except in accordance with their terms as in effect on the date hereof or waive modify or change any existing right, concession, license, lease, contract, commitment or agreement, in each case relating to the delivery of goods or performance of services in an amount in excess of $25,000, or sell or otherwise dispose of any right or privilege accruing to the Company and its Subsidiaries, in each case relating to the delivery of goods or performance of services having a value in excess of $25,000.

     SECTION 5.8 REPRESENTATIONS AND WARRANTIES. The Company will not, and will not permit any Subsidiary to, take any action or fail to take any action that would cause any of the representations and warranties contained in Article II to be untrue at the date made or any future date or would result in any of the conditions to the consummation of the transactions contemplated hereby not being fulfilled.

     SECTION 5.9 EMPLOYMENT ARRANGEMENTS. The Company will not, and will not permit any Subsidiary to, increase the compensation or benefits payable or to become payable to any employee, or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay to any employee (except pursuant to existing agreements or policies), or enter into or amend any employment agreement or establish, adopt, enter into, or amend or fund any payments owing under, or accelerate the vesting of any benefits under, any Company benefit plan, except in each case to the extent required by applicable law.

     SECTION 5.10 NEGOTIATIONS AND AGREEMENTS. The Company will not, and will not permit any Subsidiary to, negotiate with respect to, or authorize or agree, in writing or otherwise, to take, any of the actions specified in this Article V.


                           ARTICLE VI

                 EVENTS OF DEFAULT AND REMEDIES

     SECTION 6.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

          (a) NONPAYMENT OF THE NOTE. If the Company fails to pay (i) the principal on the Note when and as the same becomes due and payable, whether at maturity thereof, or subject to
Section 6.3 hereof in accordance with a prepayment notice, or otherwise, or (ii) the interest on the Note when and as the same becomes due and payable; or

          (b) NONPAYMENT OF OLD NOTES. If the Company fails to pay (i) the principal on the Old Notes when the same becomes due and payable, whether at maturity thereof, or upon acceleration thereof, or (ii) the interest on the Old Notes when the same becomes due and payable to the Purchaser under the Old Agreements when the same becomes due and payable; or

          (c) NEGATIVE COVENANTS. If the Company fails to perform or observe any covenant contained in Article V and such failure shall have continued for 10 business days, provided, however, that if such failure is incapable of cure then the Event of Default shall occur upon such failure; or

          (d) OTHER COVENANTS. If the Company fails to perform or observe any other of the covenants, conditions or agreements on the part of the Company set forth in this

Agreement, the Note or the Pledge Agreement, and such failure shall have continued for 30 days, provided, however, that if such failure is incapable of cure then the Event of Default shall occur upon such failure; or

          (e) MISREPRESENTATIONS. If any representation, warranty or statement made by the Company in this Agreement, the Note, the Pledge Agreement or in any certificate or other instrument delivered to the Purchaser pursuant to this Agreement, shall be incorrect in any material respect as of the time when made; or

          (f) VOLUNTARY BANKRUPTCY AND INSOLVENCY PROCEEDINGS. If the Company or any of its Subsidiaries shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its Subsidiaries or for all or any substantial part of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

          (g) ADJUDICATION OF BANKRUPTCY. If a petition or answer shall be filed proposing the adjudication of the Company or any of its Subsidiaries as bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction, and the Company or any of its Subsidiaries, as the case may be, shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

          (h) BREACH OF STOCK PURCHASE AGREEMENT. If the Company shall breach any of the obligations or covenants set forth in the Common Stock Purchase and Sale Agreement dated as of October 28, 1994 by and between the Company and the Purchaser (other than the repayment prior to the date hereof by the Company of a $90,000 loan from Michael Williams and of loans of approximately $27,500 to two other officers); or

          (i) BREACH OF PLEDGE AGREEMENT. If either the Company or IES, Inc. shall breach any of the obligations or covenants set forth in the Pledge Agreement dated as of the date hereof among the Company, IES, Inc. and the Purchaser; or

          (j) BREACH OF OLD NOTE PURCHASE AGREEMENTS. If the Company shall fail to perform or observe any of the obligations or covenants set forth in the Old Note Purchase Agreements or any pledge agreement entered into in connection therewith and such failure shall have continued for 30 days, provided, however, that if such failure is incapable of cure then the Event of Default shall occur upon such failure.

     SECTION 6.2 ACCELERATION OF MATURITY. If any Event of Default shall be continuing, the Purchaser may, by notice to the Company, declare the entire outstanding principal of the Note, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any declaration the entire outstanding principal of the Note and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Note or in this Agreement to the contrary notwithstanding, provided that if an Event of Default under clause (f) or (g) of
Section 6.1 shall have occurred, the outstanding principal of the Note, and all accrued and unpaid interest thereon, shall immediately become due and payable, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Note or this Agreement to the contrary notwithstanding.

     SECTION 6.3 OTHER REMEDIES. If any Event of Default shall be continuing, the Purchaser may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Note or in aid of the exercise of any power granted in this Agreement or in the Note and may enforce the payment of the Note and any of its other legal or equitable rights.

     SECTION 6.4 CONDUCT NO WAIVER, COLLECTION EXPENSES. No course of dealing on the part of the Purchaser, nor any delay or failure on the part of the Purchaser to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice the Purchaser's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on the Note, or if the Company fails to comply with any other provision of this Agreement, the Company will pay to the Purchaser, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by the Purchaser in collecting any sums due on the Note or in otherwise enforcing any of his rights.

     SECTION 6.5 REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to the Purchaser under this Agreement is intended to be exclusive of any other rights or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to the Purchaser may be exercised from time to time and as often as may be deemed expedient by the Purchaser, as the case may be.

     SECTION 6.6 COOPERATION BY THE COMPANY. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement, the Note or the Amended and Restated Pledge Agreement; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for the Note prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

                           ARTICLE VII

                          MISCELLANEOUS

     SECTION 7.1 AMENDMENTS AND WAIVERS. This Agreement may not be changed, modified or discharged orally, nor may any waivers or consents be given orally hereunder, and every such change, modification, discharge, waiver or consent shall be in writing and signed by the person against which enforcement thereof is sought.

     SECTION 7.2 INTEGRATION. This Agreement, the Pledge Agreement, the Note, the Guaranty, the Old Note Purchase Agreements, the Amended and Restated Pledge Agreement dated as of May 15, 1996, and the Old Notes embody the entire agreement and understanding between the Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     SECTION 7.3 SUCCESSORS AND ASSIGNS. All covenants, agreements, statements, representations and warranties in this Agreement or any certificate delivered pursuant hereto by or on behalf of the Company or by or on behalf of the Purchaser shall bind and inure to the benefit of the respective successors and assigns of each party hereto.

     SECTION 7.4 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to be material and to have been relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on the Purchaser's behalf, and (ii) shall survive the execution and delivery of the Note and shall continue in full force and effect so long as the Note is outstanding and unpaid provided that all representations and warranties made herein or in any certificate delivered hereto shall speak only as of the date made.

     SECTION 7.5 NOTICES AND OTHER COMMUNICATIONS. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered, or shall be sent by certified or registered mail, return receipt requested, postage prepaid and addressed (i) if to the Purchaser, c/o Fortress Re, Inc., 292 East Morehead Street, Burlington, North Carolina 27215, or to such other address as may have been furnished to the Company by notice from the Purchaser, with copies to each of Freddy H. Robinson, Bernard Robinson & Company, L.L.P., P.O. Box 19608, Greensboro, North Carolina, 27419 and Peter Golden, Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004-1980 or (ii) if to the Company, to 160 West Canyon Crest Drive, Alpine, Utah 84004, or to such other address as may have been furnished to the Purchaser. All notices shall be deemed to have been given at the time of the delivery thereof at the address of such persons for purposes of this Section 7.5.

     SECTION 7.6 GOVERNING LAW. This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of North Carolina, without regard to its principles of conflicts of law. If any action or proceeding shall be brought by the Purchaser in order to enforce any right or remedy under this Agreement or under the Note, the Company hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Middle District of North Carolina on the date of this Agreement.

     SECTION 7.7 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     SECTION 7.8 COUNTERPARTS. This Agreement may be signed by each party hereto upon a separate copy in which event both of said copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     SECTION 7.9 EXPENSES. The Company agrees to reimburse the Purchaser for up to $20,000 of his actual out-of-pocket expenses incurred in connection with negotiating and drafting this Agreement, the Note, the Guaranty and the Pledge Agreement (including the reasonable fees and disbursements of his legal counsel and of his accountant), which amount shall be payable by the Company at the time the Note is repaid.


                          ARTICLE VIII

                           DEFINITIONS

     In addition to the terms defined elsewhere in this Agreement, except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement and shall include the singular as well as the plural:

     "Affiliate" shall mean any person (other than the Company's Subsidiaries or the Purchaser) which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise.

     "Commission" shall mean the Securities and Exchange
Commission and any other similar or successor agency of the federal government administering the Securities Act, the Exchange
Act, or the Trust Indenture Act.

     "Common Stock" shall mean and include the Company's authorized common stock, $.005 par value per share, and shall also include any class of the capital stock of the Company hereafter authorized which shall neither (i) be limited to a fixed sum or a percentage of par value in respect of the rights of the holders thereof to receive dividends and to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, nor (ii) be subject at any time to redemption by the Company, provided, however, the Common Stock receivable upon conversion of the Note shall include only shares of the capital stock of the Company designated as common stock or shares of any class or classes of the capital stock of the Company resulting from any reclassification or reclassifications of such common stock which are not limited to any such fixed sum or percentage of par value and which are not subject to any such redemption.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended.

     "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 6.1.

     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Incur" (including the correlative terms "incurred", "incurring", "incurs", and "incurrence"), when used with respect to any Indebtedness, shall mean create, incur, assume, guarantee or in any manner become liable in respect of (including, without limitation, by operation of law), such Indebtedness.

     "Indebtedness" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, (i) all items (other than capital items such as capital stock, surplus and retained earnings, as well as reserves for taxes in respect of income deferred to the future and other deferred credits and reserves) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of such date, (ii) all obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby shall have been assumed by such Person, (iii) all obligations (other than cancellation fees) of such Person to purchase any materials, supplies or other property, or to obtain the services of any Person, if the relevant contract or other related document requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered, (iv) all obligations of such Person to advance or supply funds to, or to purchase property or services from, any other Person in order to maintain the working capital, net worth or any other balance sheet condition of such other Person or to pay debts, dividends or expenses of such other Person or to assure such other Person or any third party against any liability or loss and (v) guaranties, endorsements and other contingent obligations, direct or indirect, on the part of such Person (other than endorsements of negotiable instruments for collection in the ordinary course of business) for the payment, discharge or satisfaction of Indebtedness of others of the character described in clauses (i), (ii), (iii) and (iv) above, including any agreement, contingent or otherwise, to (x) purchase such Indebtedness of others, or (y) purchase or sell property or services primarily to permit the debtor in respect of such Indebtedness of others to avoid loss, or (z) supply funds to or invest in any such debtor.

     "Lien" shall mean: (i) any interest in property (whether real, personal or mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a mortgage, charge, pledge, security agreement, conditional sale, trust receipt or deposit in trust, or arising from a consignment or bailment given for security purposes (other than a trust receipt or deposit given in the ordinary course of business which does not secure any obligation for borrowed money), (ii) any encumbrance upon such property which does not secure such an obligation, and (iii) any exception to or defect in the title to or ownership interest in such property, including without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, licenses and profits a prendre. For purposes of this Agreement, any Person shall be deemed to be the owner of any property which it has acquired or holds subject to a lease or conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

     "Person" shall include any individual, a corporation, an association, a partnership, a trust or estate, a government and any agency or political subdivision thereof, or any other entity.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

     "Solvent" shall mean with respect to any Person on a particular date, on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding capital stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective or whether at the time capital stock (or other ownership interest) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other subsidiaries of such Person.

     IN WITNESS WHEREOF, the Purchaser has executed and delivered this Agreement and the Company has caused this Agreement to be executed, sealed, and delivered by its officer thereunto duly authorized.


                              INTERLINE RESOURCES CORPORATION


                              By
                                 --------------------------------
                              Name:     Michael R. Williams
                              Title:    Chief Executive Officer
                                        and President




                              -----------------------------------
                                         Maurice D. Sabbah


[SEAL]

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                                                        EXHIBIT A

                 INTERLINE RESOURCES CORPORATION

                   9-1/2% SENIOR SECURED NOTE

                      DUE SEPTEMBER 1, 1996

$1,000,000


     FOR VALUE RECEIVED, the undersigned, INTERLINE RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Utah (herein called the "Company"), hereby promises to pay to MAURICE D. SABBAH, an individual residing in the State of North Carolina, the principal sum of ONE MILLION DOLLARS, or so much thereof as from time to time may be advanced hereunder pursuant to the terms of that certain Note Purchase Agreement, dated the date hereof between the Company and Maurice
D. Sabbah (said Note Purchase Agreement as amended and modified from time to time, the "Agreement") on September 1, 1996, together with simple interest thereon (computed on the basis of a 360 day year of twelve 30-day months), for each day from the date a Loan is made until it becomes due and payable, at the rate of 9-1/2%, payable in arrears on September 1, 1996 and to pay interest compounded daily at the rate of 16% per annum on any overdue payment of principal of and accrued but unpaid interest, until the same shall be paid in full.

     Payment of the principal of, and interest on, this Note shall be made, in lawful money of the United States of America in the manner and at the place provided in Article III of the Agreement. Accrued interest at maturity shall be payable at the same time principal is due and payable.

     This Note is issued pursuant to the Agreement. This Note is entitled to the benefits of, and is subject to the terms contained in the Agreement. The provisions of the Agreement are hereby incorporated in this Note to the same extent as if set forth at length herein.

     This Note is subject to prepayment pursuant to the terms and conditions of Article III of the Agreement.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Agreement.

          THE DEBT REPRESENTED BY THIS NOTE HAS NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
          AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND
          ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED,
          PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN
          THE

                               A-1
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          ABSENCE OF REGISTRATION UNDER SUCH ACT AND SUCH
          LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

     This Note evidences senior indebtedness of the Company, is guaranteed to the extent provided in the Guaranty of Interline Energy Services, Inc., dated the date hereof in favor of Maurice
D. Sabbah and is secured by the stock of certain subsidiaries of the Company to the extent provided in the Pledge Agreement dated the date hereof between the Company, Interline Energy Services, Inc. and Maurice D. Sabbah. This Note will rank pari passu in right of payment with all other existing and future senior indebtedness of the Company, and will rank senior to all subordinated indebtedness of the Company.

     Annexed hereto and made a part hereof is a schedule (the "Loan and Repayment Schedule") on which shall be shown all Loans made by the holder to the Company pursuant to the Agreement, all accrued interest added to the outstanding principal balance hereof, repayments of principal made by the Company to the holder hereunder and other information provided for on such Loan and Repayment Schedule. The Company hereby appoints the holder as its agent to make an appropriate notation on the Loan and Repayment Schedule (or on a continuation of such Loan and Repayment Schedule) evidencing the date and the amount of each Loan, the date and amount of accrued interest added to the outstanding principal balance hereof, the date and amount of any principal repayment made hereunder or other information provided for on the Loan and Repayment Schedule. Such endorsement shall constitute prima facie evidence of the accuracy of the information set forth thereon; provided, however, that the failure of the holder to make such a notation or any error in such notation shall not affect the obligations of the Company to repay this Note in accordance with its terms.


                               A-2
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     Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     IN WITNESS WHEREOF, INTERLINE RESOURCES CORPORATION, has caused this Note to be dated July 19, 1996, and to be executed and sealed on its behalf by its officer thereunto duly authorized.

                              INTERLINE RESOURCES CORPORATION


                              By:
                                   ------------------------------
                                   Michael R. Williams,
                                   Chief Executive Officer and
                                     President

                               A-3
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